UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2018

DKG CAPITAL, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-55650	46-3787845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 17-2-2, Jalan 3/62D, Medan Putra Business Centre
Bandar Menjalara, 522C
Kuala Lumpur, WP Kuala Lumpur
Malaysia

(Address of principal executive offices, including zip code)

(702) 560-4373
(Registrant's telephone number, including area code)

_________________________________________________ ___
(Former Name or former address if changed from last report.)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events

TENGKU SULAIMAN SHAH, Chairman

On June 5, 2018, the Board approved the appointment of Tengku Sulaiman Shah, age 67, as our Chairman.

Tengku Sulaiman Shah is a Malaysian corporate figure and a member of the Selangor Royal Family. He is the second son of eighth Sultan, Sultan Salahuddin Abdul Aziz Shah and the brother of the current Sultan, Sultan Sharafuddin Idris Shah.  His Royal Highness Sultan Salahuddin Abdul Aziz Shah Alhaj required him to work with the international advertising company called SH Benson Sdn Bhd (later renamed as Ogilvy Benson & Mather (OBM) Sdn Bhd and latest Ogilvy & Mather Sdn Bhd). He was attached in Audio Visual department and gained wide knowledge in the advertising and branding industry. In 1975, he left the company and began venturing into the construction sector. His motivation drives him to be more enterprising and ultimate goal is to be a major player in the construction industry. He and other partners founded Syarikat Pembinaan Setia Sdn Bhd which later known as SP Setia a public listed company in the main board. In 1997, he relinquished his stake in the company. Currently, he is the Chairman and director at Goodway Integrated Industries Berhad (GIIB) and Khansforge International Sdn Bhd. Tengku Sulaiman Shah is the Chairman of Malaysia - UAE Business Council appointed by Ministry of International Trade and Industry (Malaysia) (MITI).  His salary will be $5,000 per month.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2018 Messrs. Nitin Gupta, Jin Tan and Richard Underwood were elected to three vacant positions on our Board Of Directors. The new directors were selected by our existing Board of Directors  because of their strong business and financial backgrounds, particularly in Asia.  Nitin Gupta was appointed by the Board to be our Chief Technology Officer (CTO) and Jin Tan was appointed our Chief Investment Officer (CIO).  Mr. Underwood was appointed as an independent director and is not an officer of the Company.

NITIN GUPTA, CTO - Chief Technology Officer

Mr. Nitin Gupta, age 37, is the Founder of GetVee Technologies Private Limited. Mr. Gupta founded OnGraph Technologies Pvt. Ltd. in 2005 and served as its Chief Executive Officer and Promoter. He started his career with Trilogy Inc. in 2000. He was one of the founding team members which started Trilogy India development center in Bangalore and grew office from 20 to 200 by the end of 2005. Within 5 years, he executed over multiple roles within Trilogy as a developer, architect, delivery manager, operations head and product manager.

JIN TAN, CIO - Chief Investment Officer

Mr Tan, age 33, is third generation investor entrepreneur and runs a licensed investment firm in Malaysia specializing in startup and IT based companies with an international focus. Jin has been instrumental in expanding DKG Capital & DKG Hub throughout the south east region not only generating interest in consumers but investors alike. He is the founding member of TBV Capital (Regulated by Securities Commission) a well-known brand amongst the VC community in South East Asia.

RICHARD UNDERWOOD, Independent Director

Richard Underwood, age 40, comes from a private banking and stock broking background with extensive experience with new companies. Richard holds a number of Director / Board positions in both active and passive role. US trained and educated and brings a wealth of experience to the DKG Capital Inc.

There are no understandings between the Company and either Nitin Gupta, Jin Tan or Richard Underwood concerning their respective appointments as Director.

Neither Nitin Gupta, Jin Tan nor Richard Underwood has been involved in any of the following events within the past ten years:

(1) A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;
(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);
(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:
(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;
(ii) Engaging in any type of business practice; or
(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;
(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;
(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:
(i) Any Federal or State securities or commodities law or regulation; or
(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or
(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DKG CAPITAL, INC.

By:	/s/Tesheb Casimir

Title:	Chief Executive Officer

Dated: June 13, 2018